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As filed with the Securities and Exchange Commission on March 27, 2017

Registration No. 333-216528

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1 to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EDITAS MEDICINE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-4097528 (I.R.S. Employer Identification Number)

11 Hurley Street
Cambridge, Massachusetts 02141
(617) 401-9000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Katrine S. Bosley
President and Chief Executive Officer
Editas Medicine, Inc.
11 Hurley Street
Cambridge, Massachusetts 02141
(617) 401-9000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Rosemary G. Reilly, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date hereof.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        Editas Medicine, Inc. is filing this pre-effective Amendment No. 1 (this "Amendment") to the Registration Statement on Form S-3 (Registration No. 333-216528) as an exhibit-only filing to file a new Exhibit 5.1.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits.

        The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 27, 2017.

Editas Medicine, Inc.
By:	/s/ KATRINE S. BOSLEY Katrine S. Bosley President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this pre-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KATRINE S. BOSLEY Katrine S. Bosley	President and Chief Executive Officer, Director (principal executive officer)	March 27, 2017
/s/ ANDREW A. F. HACK Andrew A. F. Hack, M.D., Ph.D.	Chief Financial Officer (principal financial and accounting officer)	March 27, 2017
* Kevin Bitterman, Ph.D.	Director	March 27, 2017
* Alexis Borisy	Director	March 27, 2017
* Douglas G. Cole, M.D.	Director	March 27, 2017
* John D. Mendlein, Ph.D., J.D.	Director	March 27, 2017
* Boris Nikolic, M.D.	Director	March 27, 2017

Signature		Title	Date

* Akshay K. Vaishnaw, M.D., Ph.D.		Director	March 27, 2017
*By:	/s/ ANDREW A. F. HACK Andrew A. F. Hack Attorney-in-fact

 EXHIBIT INDEX

Exhibit Number		Description of Exhibit
4.1		Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on February 8, 2016)
4.2		Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed on February 8, 2016)
4.3		Specimen Stock Certificate evidencing the shares of common stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 filed on January 4, 2016)
5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1		Consent of Ernst & Young LLP, independent registered accounting firm
23.2		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1	*	Powers of Attorney (included in the signature pages to the Registration Statement)

*
Previously filed

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits.
SIGNATURES
EXHIBIT INDEX